Exhibit 99.1

Magnolia Solar Reviews Technical Approaches and Advanced Design Concepts for Flexible High-Efficiency Solar Cells

Presentation Given at SPIE DSS Conference

WOBURN, MA and ALBANY, NY – May 2, 2013 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that Dr. Roger E. Welser, the Chief Technology Officer of its wholly owned subsidiary, Magnolia Solar, Inc., presented a paper at the SPIE Defense, Sensing, and Security (DSS) Conference on Energy Harvesting and Storage: Materials, Devices, and Applications IV. The presentation, entitled “Flexible High-Efficiency Solar Cells: Approaches and Advanced Design Concepts,” was presented on April 30, 2013 in Baltimore, MD as part of a special session on Photovoltaic Cells and Related Technologies.

As part of the presentation at the SPIE DSS conference, Dr. Welser reviewed emerging technologies that can deliver highly efficient photovoltaic power generation in a flexible format.  Emerging flexible photovoltaic technologies include Magnolia’s previously announced flexible CIGS cells on titanium substrates. These cells, produced by the U.S. Photovoltaic Manufacturing Consortium (PVMC) on behalf of Magnolia Solar at the College of Nanoscale Science and Engineering's (CNSE) Solar Energy Development Center (SEDC) located in Halfmoon, New York, weigh less than 50 milligrams per square centimeter and generate nearly 275 watts of power per kilogram under standard terrestrial solar illumination.  Magnolia Solar is also actively involved in the development of ultra-high efficiency thin-film solar cells employing III-V materials for defense applications.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “Flexible photovoltaic devices can provide a mobile source of electrical power for a variety of commercial and military applications in both space and terrestrial environments.  Many of these applications can directly benefit from enhancements in efficiency and a reduction in the weight of the flexible photovoltaic devices.  Magnolia Solar is developing and commercializing revolutionary flexible thin-film solar cell technologies employing nanostructured materials.  Nanostructured materials enable photovoltaic devices to have total spectrum absorption by collecting solar energy from the ultraviolet to the deep infrared.  With Magnolia’s patent-pending approach, we expect to demonstrate high solar electric conversion efficiency over a wide range of operating conditions.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary flexible thin-film solar cell technologies that employ nanostructured materials and designs.  Both higher current and higher voltage outputs are expected from thin-film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase solar cell efficiency, thereby reducing the cost per watt.  The company is targeting a variety of civilian and defense applications for its photovoltaic solar cells.  Magnolia’s solar cell technology can be used to generate power for existing electrical grids, and is particularly well-suited for distributed and portable power generation applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

info@magnoliasolar.com